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EXHIBIT  16.1  TO  FORM  8-K/A

December  20,  2002

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549

Gentlemen:

We have read Item 4 of Form 8-K/A, dated December 20, 2002, of CyberCare, Inc. and are in agreement with the statements contained in paragraphs one through five on page 1 therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

                                                    /s/  Ernst  &  Young  LLP



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